November 30, 1995
Alfacell Corporation
225 Belleville Avenue
Bloomfield, NJ 07003

Dear Sirs:

          You have requested our opinion with respect to the public offering and sale by certain stockholders (the "Selling Stockholders") of Alfacell Corporation (the "Company"), pursuant to a Registration Statement on Form SB-2 (the "Registration Statement") of up to 1,965,616 shares (the "Outstanding Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") and up to 105,945 shares of Common Stock issuable upon exercise of certain outstanding warrants held by certain of the Selling Stockholders (the "Issuable Shares").

          We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. With respect to factual matters relevant to such opinion, we have relied, without independent verification thereof, upon certificates of appropriate state and local officials and executive officers and responsible employees and agents of the Company.

          Based upon the foregoing we are of the following opinion:

          1. Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the Outstanding Shares are legally and validly issued, fully paid, and non-assessable.

          2. Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that, when issued and paid for in accordance with the warrant agreements covering such shares between the Company and the respective Selling Stockholder, the Issuable Shares will constitute legally and validly issued, fully paid and non-assessable shares.
          We consent to the use of our name in the Registration Statement and the related Prospectus under the caption "Legal Matters", and we consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                        Very truly yours,


                                        /S/ ROSS & HARDIES
                                        ROSS & HARDIES